THE GUITAMMER COMPANY INC.

...enders to low frequency sound...

**NOTE EXTENSION AGREEMENT**

Per this Agreement, The $50,000 7% Unsecured Convertible Promissory Note due February 2, 2010 (the "Note") issued by The Guitammer Company to John Robison is hereby canceled, the content of which has been modified and reissued to reflect the new due date and consideration as detailed below and per the enclosed, "Unsecured Convertible Promissory Note" dated February 2, 2011.

**Extension of Maturity Date.** For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree that the February 2, 2011 due date of the Note on which the principal amount, together with all accrued and unpaid interest was to be paid, is changed on the new note to August 2, 2011.

**Consideration.** In addition to the interest to be paid in the Note, Warrants for 50,000 shares and 25,000 shares with an exercise price of $.25 cents are being provided per the enclosed, "Common Stock Purchase Warrant".

**IN WITNESS WHEREOF**, the undersigned have caused this Note Extension Agreement to be duly executed by their respective authorized persons as of February 2, 2011.

The Guitammer Company
By: ______________________
President / CEO
Dated:

Individual
Accepted By: ______________________
John Robison
Dated: